SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2007

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

As previously reported, one of Boston Private Financial Holdings. Inc.’s (the “Company”) majority owned subsidiaries, Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) has experienced significant net asset outflows and has lost key personnel. Annual impairment testing was conducted in the fourth quarter of 2006 with respect to the goodwill attributable to DGHM and the Company concluded that no impairment existed at December 31, 2006. DGHM’s assets under management declined during the first quarter in line with results projected in the fourth quarter impairment test; however, DGHM’s assets under management continued to decline in the second quarter of 2007, due primarily to several account resignations. As a result, the Company conducted a test for impairment of goodwill in the second quarter of 2007. On June 15, 2007, the Company concluded that a charge for impairment was required under generally accepted accounting principles. The Company has completed its testing and determined that the amount of the impairment charge is $9.5 to $10.5 million, net of income taxes and minority interest, or $0.23 to $0.26 per share. This charge stems from an anticipated $17 to $19 million reduction of the $53 million of goodwill related to the purchase of DGHM carried on the Company’s books as of April 30, 2007

Item 7.01 Regulation FD Disclosure

On June 20, 2007 the Company issued a press release announcing the recording of a non-cash goodwill impairment charge in the second quarter and its anticipated effect on second quarter results. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference in its entirety.

The press release and the information contained therein is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Boston Private under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Boston Private that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

The press release (furnished herewith as Exhibit 99.1) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements, estimates, projections, expectations or predictions about future events and often include words such as “estimate,” “projects,” “anticipates,” “will,” “targets,” “expects,” and other words or expressions indicating statements about the future. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are in some cases beyond the control of Boston Private, and which may cause the actual results, performance or achievements of Boston Private to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Boston Private disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01 Exhibits

(d)	Exhibits.

99.1	Press Release dated June 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By: /s/ Walter M. Pressey

        Name: Walter M. Pressey

        Title: President

Date: June 20, 2007